SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)	May 6, 2008

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2008, Jeffrey P. Jacobs was elected to the Registrant’s Board of Directors. The election of Mr. Jacobs fills the vacancy that existed on the Registrant’s Board prior to his election. Mr. Jacobs has been appointed to serve on the Succession Committee of the Registrant’s Board of Directors. Mr. Jacobs will be paid one dollar ($1.00) annually as compensation for his service on the Board.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2008, the Registrant’s Board of Directors approved an Amendment to the Registrant’s Amended Bylaws (effective as of May 5, 2008) which adds the requirement, as a new Section 16 of Article II of the Bylaws, that shareholders provide certain prior written notice of shareholder business and nominations to the Registrant. With respect to the Registrant’s annual meeting of shareholders to be held in 2008, notice by a shareholder to be timely must be delivered, as required by the Amended Bylaws, not later than the close of business on the 20th day following the date of this Report. The foregoing description of the Registrant’s May 6, 2008 Amendment of its Amended Bylaws is not complete and is qualified in its entirety by reference to such Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
3.1	Amendment of Amended Bylaws (approved on May 6, 2008)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer

Date:	May 8, 2008